                                                                    EXHIBIT 4.11

                         FORM OF SUBSIDIARY GUARANTEES
                        (ENTERED INTO ON THE ISSUE DATE)



          The Subsidiary Guarantors listed below (hereinafter referred to as "Subsidiary Guarantors," which term includes any successor or assign under the Indenture dated as of August __, 1996 by and among Casino America, Inc. (the "Company"), Riverboat Corporation of Mississippi, Riverboat Corporation of Mississippi-Vicksburg, Riverboat Services Incorporated, CSNO, Inc., Louisiana Riverboat Gaming Partnership, St. Charles Gaming Company, Inc., LRG Hotels, L.L.C., Grand Palais Riverboat, Inc., LRGP Holdings, Inc., P.P.I., Inc., ASMI Management Inc. and Isle of Capri Casino Colorado, Inc. (collectively, the "Subsidiary Guarantors"), and Fleet National Bank, as Trustee (the "Indenture")), have irrevocably, unconditionally and jointly and severally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the Company's __% Senior Secured Notes due 2003 in an aggregate principal amount of $300,000,000 (the "Notes"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, of the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders of Notes or the Trustee, all subject to the terms and limitations set forth in ARTICLE THIRTEEN of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other Secured Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

          No director, officer, employee, stockholder or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under its Subsidiary Guarantee herein by reason of his, her or its status as such director, officer, employee, stockholder or incorporator.

          These Subsidiary Guarantees are continuing guarantees and, except as otherwise provided in Section 1014 or 1019(a) of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantors and their successors and assigns until full and final payment of all of the Company's Obligations and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. These are guarantees of payment and not of collectability.

          These Subsidiary Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which these Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of an authorized officer.

          THE TERMS OF ARTICLE THIRTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Subsidiary Guarantors:


RIVERBOAT CORPORATION OF                  LOUISIANA RIVERBOAT GAMING
 MISSISSIPPI                               PARTNERSHIP



By:________________________________       By:__________________________________
Name:                                     Name:
Title:                                    Title:


RIVERBOAT CORPORATION OF                  ST. CHARLES GAMING COMPANY, INC.
 MISSISSIPPI-VICKSBURG



By:________________________________       By:___________________________________
Name:                                     Name:
Title:                                    Title:


RIVERBOAT SERVICES INCORPORATED           LRG HOTELS, L.L.G.



By:________________________________       By:___________________________________
Name:                                     Name:
Title:                                    Title:


CSNO, INC.                                P.P.I., INC.



By:________________________________       By:___________________________________
Name:                                     Name:
Title:                                    Title:


ISLE OF CAPRI CASINO COLORADO, INC.       ASMI MANAGEMENT INC.



By:________________________________       By:___________________________________
Name:                                     Name:
Title:                                    Title:

                                                                     EXHIBIT B-2
                         FORM OF SUBSIDIARY GUARANTEE
                      (ENTERED INTO AFTER THE ISSUE DATE)



          Pursuant to Section 1309 of the Indenture dated as of August __, 1996 by and among Casino America, Inc. (the "Company"), Riverboat Corporation of Mississippi, Riverboat Corporation of Mississippi-Vicksburg, Riverboat Services Incorporated, CSNO, Inc., Louisiana Riverboat Gaming Partnership, St. Charles Gaming Company, Inc., LRG Hotels, L.L.C., Grand Palais Riverboat, Inc., LRGP Holdings, Inc., P.P.I., Inc., ASMI Management Inc. and Isle of Capri Casino Colorado, Inc. (collectively, the "Subsidiary Guarantors"), and Fleet National Bank, as Trustee (the "Indenture"), the undersigned hereby agrees, represents and acknowledges that it is a Subsidiary Guarantor under the Indenture for all purposes, and jointly and severally with all other Subsidiary Guarantors under the Indenture as may exist from time to time, as if it had been a signatory to the Indenture.

          The undersigned hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Company ___% Senior Secured Notes due 2003 in an aggregate principal amount of $300,000,000 (the "Notes"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, of the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders of Notes or the Trustee, all subject to the terms and limitations set forth in ARTICLE THIRTEEN of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

          No director, officer, employee, stockholder or incorporator, as such, past, present or future, of the undersigned Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such director, officer, employee, stockholder or incorporator.

          This Subsidiary Guarantee is a continuing guarantee and, except as otherwise provided in Section 1014 or 1019(a) of the Indenture, shall remain in full force and effect and shall be binding upon the undersigned Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectability.

          THE TERMS OF ARTICLE THIRTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          The undersigned Subsidiary Guarantor hereby represents and warrants as follows:

               (i) The undersigned has been duly incorporated or organized and is validly existing as a corporation, partnership or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized. The undersigned is duly qualified and in good standing as a foreign corporation, partnership or other entity in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. The undersigned has all requisite corporate, partnership or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits (collectively, "Permits") of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any applicable Gaming Laws, to
          (i) own, lease and license its assets and properties and conduct its businesses as now being conducted and as proposed to be conducted,
          (ii) to enter into, deliver and perform its obligations under this Subsidiary Guarantee, the Indenture and the Collateral Documents to the extent it is, becomes or is deemed a party thereto. The undersigned has fulfilled and performed in all material respects all of its obligations with respect to such Permits, and the undersigned is not in material violation of any term or provision of any such Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the undersigned. No such Permit contains a materially burdensome restriction.

               (ii) Neither the execution, delivery and performance of its obligations under this Subsidiary Guarantee, or the Indenture or any of the Collateral Documents to the extent the undersigned is, becomes or is deemed to be a party thereto, by the undersigned nor the consummation of any of the transactions contemplated hereby or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the undersigned or violate any provision of the charter, by-laws, partnership agreement or other organizational document of the undersigned, except for such consents or waivers which have already been obtained and are in full force and effect, or require any authorization, consent, order, license, certificate or Permit of or from any governmental or regulatory body under any Federal, state or local law (including any Applicable Gaming Laws) except for those which have been obtained.

               (iii) All necessary corporate, partnership or other action has been duly and validly taken by the undersigned to authorize the execution, delivery and performance of this Subsidiary Guarantee, the Indenture and each other Collateral Document to which it is, will become or is or will be deemed a party in connection with the transaction for which this Subsidiary Guarantee is required under the terms of the Indenture.

               (iv) This Subsidiary Guarantee constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Each of the Indenture and the Collateral Documents will constitute the legal, valid and binding obligation of the undersigned to the extent it is, becomes or is deemed a party thereto, enforceable against the undersigned in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                       Subsidiary Guarantor:

                                       ---------------------------------------

                                       By:
                                           -----------------------------------
                                       Name:
                                       Title:

                                      -3-